UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 12/05/2012

Savient Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-15313

DE	13-3033811
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

400 Crossing Blvd.

Bridgewater, NJ 08807

(Address of principal executive offices, including zip code)

732-418-9300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 5, 2012, the Board of Directors (the “Board”) of Savient Pharmaceuticals, Inc. (the “Company”), based upon the recommendation of the Board’s Nominating and Corporate Governance Committee, elected Robert G. Savage to serve on the Company’s Board of Directors. In connection with the election, the Board expanded the size of the Board to eight directors. Mr. Savage will serve for a term expiring at the Company’s annual meeting of stockholders in 2013 and until his successor shall have been elected and qualified or until his earlier resignation or removal.

Mr. Savage, age 59, currently serves as President and CEO of Strategic Imagery LLC, a consulting company of which he is the principal. Previously, Mr. Savage was Group Vice President and President of the Worldwide General Therapeutics & Inflammation Business of Pharmacia Corporation from 2002 until its acquisition by Pfizer, Inc. in 2003. Prior to that role, he held several senior positions with Johnson & Johnson, including Worldwide Chairman of the Pharmaceuticals Group, Company Group Chairman for the North American pharmaceuticals business, President of Ortho-McNeil Pharmaceuticals and Vice President of Sales and Marketing. Mr. Savage currently serves as a director of The Medicines Company and EpiCept Corporation, each of which is a specialty pharmaceutical company. Mr. Savage is a member of The Medicines Company’s Compensation Committee and Corporate Governance and Nominations Committee, and chair of EpiCept’s Compensation Committee and a member of its Audit Committee and Corporate Governance and Nominations Committee.

There is no agreement or understanding between Mr. Savage and any other person pursuant to which he was appointed to the Board. Mr. Savage is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Board has appointed Mr. Savage to serve on its Compensation and Human Resources Committee.

Mr. Savage shall receive compensation for serving on the Board and its committees pursuant to the Board compensation plan that was previously disclosed in the Company’s filings with the SEC.

The full text of the press release issued in connection with Mr. Savage’s election to the Board is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Savient Pharmaceuticals, Inc.

Date: December 10, 2012	By:	/s/ Philip K. Yachmetz
Philip K. Yachmetz
SVP & General Counsel

EXHIBIT INDEX

Exhibit No.	Description

EX-99.1	Press Release dated December 5, 2012